UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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☐	Soliciting Material Pursuant to § 240.14a-12

PATAPSCO BANCORP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[PATAPSCO BANCORP, INC. LETTERHEAD]

October 2, 2009

Dear Fellow Stockholder:

You are invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Patapsco Bancorp, Inc. (the “Company”) to be held at the office of The Patapsco Bank, located at 1301 Merritt Boulevard, Dundalk, Maryland 21222 on Thursday, November 5, 2009 at 5:00 p.m., local time.

The accompanying Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting, as well as a copy of the Company’s Annual Report. During the Annual Meeting, we will also report on the operations of the Company’s wholly owned subsidiary, The Patapsco Bank. Directors and officers of the Company as well as a representative of Beard Miller Company LLP, our independent registered public accounting firm, will be present to respond to any questions our stockholders may have.

It is important that your shares are represented at the Annual Meeting, whether or not you attend the Meeting in person and, regardless of the number of shares you own. ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE, EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

We look forward to seeing you at the meeting.

Sincerely,

MICHAEL J. DEE
President and Chief Executive Officer

PATAPSCO BANCORP, INC.

1301 Merritt Boulevard

Dundalk, Maryland 21222-2194

(410) 285-1010

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	5:00 p.m. on Thursday, November 5, 2009

PLACE	The Patapsco Bank
1301 Merritt Boulevard
Dundalk, Maryland

ITEMS OF BUSINESS	(1) the election of two directors to serve for terms of three years and one director to serve for a term of two years;

(2) A non-binding resolution to approve the compensation of the named executive officers; and

(3) Such other business as may properly come before the meeting. Note: The Board of Directors is not aware of any other business to come before the meeting.

RECORD DATE	In order to vote, you must have been a stockholder at the close of business on September 22, 2009.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the enclosed proxy card sent to you. Voting instructions are printed on your proxy and included in the accompanying proxy statement. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement. A copy of the following proxy statement and the enclosed proxy card are also available on the Internet at http://www.cfpproxy.com/3930.

BY ORDER OF THE BOARD OF DIRECTORS DOUGLAS H. LUDWIG Secretary

Dundalk, Maryland

October 2, 2009

PATAPSCO BANCORP, INC.

PROXY STATEMENT

GENERAL INFORMATION

We are providing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of Patapsco Bancorp, Inc. for the 2009 Annual Meeting of Stockholders and for any adjournment or postponement of the meeting. In this proxy statement, we may also refer to Patapsco Bancorp, Inc. as “Patapsco Bancorp,” the “Company,” “we,” “our” or “us.”

Patapsco Bancorp is the holding company for The Patapsco Bank. In this proxy statement, we may also refer to The Patapsco Bank as the “Bank.”

We are holding the 2009 annual meeting at the office of The Patapsco Bank located at 1301 Merritt Boulevard, Dundalk, Maryland 21222, on Thursday, November 5, 2009 at 5:00 p.m., local time.

We intend to mail this proxy statement and the accompanying notice and proxy card to stockholders of record on or about October 2, 2009.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDERS MEETING TO BE HELD ON NOVEMBER 5, 2009

The Proxy Statement and Annual Report to Stockholders are available at http://www.cfpproxy.com/3930.

INFORMATION ABOUT VOTING

Who Can Vote at the Meeting

Stockholders of record of the Company’s common stock, $0.01 par value per share, as of the close of business on September 22, 2009, are entitled to one vote for each share of common stock then held. As of the close of business on September 22, 2009, a total of 1,864,974 shares of Company common stock were issued and outstanding.

Ownership of Shares; Attending the Meeting

You may own shares of Company common stock in one of the following ways:

•	Directly in your name as the stockholder of record; or

•	Indirectly through a broker, bank or other holder of record in “street name.”

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us or to vote in person at the meeting.

If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form that accompanies your proxy materials. Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or by the Internet. Please see the instruction form provided by your broker, bank or other holder of record that accompanies this proxy statement. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Patapsco Bancorp common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares.

Quorum and Vote Required

Quorum. We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the outstanding shares of common stock entitled to vote are present at the meeting, either in person or by proxy.

Vote Required for Proposals. At this year’s annual meeting, stockholders will elect two directors to serve for a term of three years and one director to serve for a term of two years. In voting on the election of directors, you may vote in favor of the nominees, withhold votes as to all nominees, or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected. In voting on the non-binding resolution to approve the compensation of the named executive officers, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To approve the non-binding resolution to approve the compensation of named executive officers, the affirmative vote of a majority of the votes cast at the annual meeting is required.

Routine and Non-Routine Proposals. The rules of the New York Stock Exchange determine whether proposals presented at stockholder meetings are routine or non-routine. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote for the proposal without receiving voting instructions from the owner. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A broker non-vote occurs when a broker or other entity is unable to vote on a particular proposal and has not yet received voting instructions from the beneficial owner. The election of directors is currently considered a routine matter, while the non-binding resolution is considered a non-routine matter.

How We Count Votes. If you return valid proxy instructions or attend the meeting in person, we will count your shares for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes, if any, also will be counted for purposes of determining the existence of a quorum. In the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election. In the non-binding resolution to approve the compensation of the named executive officers, broker non-votes will have no effect on the outcome of the matter.

Voting by Proxy

The Board of Directors of Patapsco Bancorp is sending you this proxy statement for the purpose of requesting that you allow your shares of Patapsco Bancorp common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Patapsco Bancorp common stock represented at the annual meeting by properly executed and dated proxy cards will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and matters incident to the conduct of the annual meeting.

The Board of Directors recommends a vote “FOR” each of the nominees for director and “FOR” the non-binding resolution to approve the compensation of the named executive officers.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will vote your shares as directed by a majority of the Board of Directors. This includes a motion to adjourn or postpone the annual meeting in order to solicit additional proxies. If the annual meeting is postponed or adjourned, your Patapsco Bancorp common stock may be voted by the persons named in the proxy card on the new annual meeting date as well, unless you have revoked your proxy. We do not know of any other matters to be presented at the annual meeting.

Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by properly executed proxies will be voted at the annual meeting and all adjournments thereof. Proxies may be revoked by written notice to Douglas H. Ludwig, Secretary of the Company, at 1301 Merritt Boulevard, Dundalk, Maryland 21222-2194, by filing a later-dated proxy prior to a vote being taken on a particular proposal at the annual meeting or by attending the annual meeting and voting in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Independence

The Company’s Board of Directors currently consists of seven members, all of whom are independent within the meaning of The NASDAQ Stock Market listing standards, except for Michael J. Dee who is not independent because he is an employee of the Company and the Bank. In determining the independence of its directors, the Board of Directors considered transactions, relationships and arrangements between the Company and its directors that are not required to be disclosed in this proxy statement under the heading “Other Information Relating to Directors and Executive Officers—Transactions with Related Persons,” including loans or lines of credit that the Bank has directly or indirectly made to Directors O’Neill and Ludwig.

Board and Committee Meetings

The Board of Directors conducts its business through meetings of the Board of Directors and through its committees. During the year ended June 30, 2009, the Board of Directors of the Company met 13 times. No directors attended fewer than 75% of the total number of meetings of the Company’s Board of Directors and committee meetings for committees on which the director served during this period.

Committees of the Board of Directors

The following table identifies our standing committees and their members as of June 30, 2009.

Director	Audit Committee		Compensation Committee		Nominating Committee

Douglas H. Ludwig					X
Thomas P. O’Neill	X		X		X
Michael J. Dee					X
Nicole N. Glaeser	X	*			X
J. Thomas Hoffman			X	*	X
William R. Waters			X		X
Gary R. Bozel	X				X

Number of Meetings in 2009	5		5		1

*	Denotes Chairperson

Audit Committee

The Company has a separately designated Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities and Exchange Act of 1934, as amended. The Audit Committee meets periodically with the independent registered public accounting firm and management to review accounting, auditing, internal control structure and financial reporting matters. All members of the Audit Committee are deemed to be independent under The NASDAQ Stock Market listing standards. The Board of Directors has designated Directors O’Neill, Bozel and Glaeser as “audit committee financial experts” under the rules of the Securities and Exchange Commission. The Audit Committee has adopted a written charter, which is attached as Appendix A to this proxy statement.

Compensation Committee

The Compensation Committee evaluates the compensation and benefits of the directors, officers and employees, recommends changes and monitors and evaluates employee performance. Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of

Directors. The Chief Executive Officer makes recommendations to the Compensation Committee regarding compensation of directors and executive officers other than himself, but final compensation decisions are made by the Board of Directors based on the recommendation of the Compensation Committee. All members of the Compensation Committee are deemed to be independent under The NASDAQ Stock Market listing standards. The Compensation Committee does not operate under a written charter.

Nominating Committee

Patapsco Bancorp’s full Board of Directors acts as a Nominating Committee. With the exception of Mr. Dee, all members of the Nominating Committee are deemed to be independent under The NASDAQ Stock Market listing standards. The Board of Directors feels that having a separately designated nominating committee is not necessary given that all but one of the members of the Board are independent directors. The Nominating Committee does not operate under a written charter.

The Board of Directors, acting as Nominating Committee, takes a leadership role in shaping governance policies and practices. In addition, the Nominating Committee is responsible for identifying individuals qualified to become Board members, recommending to the Board of Directors the director nominees for election at the next annual meeting of stockholders and recommending nominees to fill any vacancies on the Board of Directors. It recommends director candidates for each committee for appointment by the Board.

Consideration of Recommendations by Stockholders. It is the policy of the Board of Directors, acting as a Nominating Committee, to consider director candidates recommended by stockholders who appear qualified to serve on the Board of Directors. The Board of Directors may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Board of Directors does not perceive a need to increase the size of the Board of Directors. In order to avoid the unnecessary use of the Board of Directors resources, the Board of Directors will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to Be Followed by Stockholders. To submit a recommendation of a director candidate to the Board of Directors, a stockholder should submit the following information in writing, addressed to Thomas P. O’Neill, Chairman of the Board of Directors, Patapsco Bancorp, Inc., 1301 Merritt Boulevard, Dundalk, Maryland 21222-2194:

1.	The name of the person recommended as a director candidate;

2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.	As to the stockholder making the recommendation, the name and address, as he or she appears on the Company’s books, of such stockholder; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address, along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the Board of Directors must receive the recommendation at least 120 calendar days before the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year.

Minimum Qualifications. The Board of Directors has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. First, a candidate must meet any qualification requirements set forth in the Company’s governing documents. A candidate must also meet any qualification requirements set forth in any Board committee’s governing documents.

The Board of Directors will consider the following criteria in selecting nominees: financial, regulatory and business experience; familiarity with and participation in the local community; integrity, honesty and reputation; dedication to the Company and its stockholders; independence; and any other factors the Board of Directors deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations.

In addition, before nominating an existing director for re-election to the Board of Directors, the Board of Directors will consider and review an existing director’s Board and committee attendance and performance; length of Board of Directors service; experience, skills and contributions that the existing Director brings to the Board of Directors; and independence.

Process for Identifying and Evaluating Nominees. The process that the Board of Directors follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:

Identification. For purposes of identifying nominees for the Board of Directors, the Board of Directors relies on personal contacts of the committee members and other members of the Board of Directors, as well as its knowledge of members of the Company’s local communities. The Board of Directors will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth below. The Board of Directors has not used an independent search firm in identifying nominees.

Evaluation. In evaluating potential candidates, the Board of Directors determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, the Board of Directors will conduct a check of the individual’s background and interview the candidate.

Director Compensation

The following table sets forth the compensation received by non-employee directors for their service on the Boards of Directors of Patapsco Bancorp and The Patapsco Bank during fiscal 2009.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)

Thomas P. O’Neill	$36,430	—	$—		$36,430
Nicole N. Glaeser	25,250	—	—		25,250
Douglas H. Ludwig	19,800	—	—		19,800
William R. Waters	23,950	—	—		23,950
Gary R. Bozel	22,300	—	—		22,300
J. Thomas Hoffman	18,650	—	4,550	(3)	23,200

(1)	Includes $0 and $0 in fees earned by Directors Bozel and Hoffman, respectively, the receipt of which they deferred under the Patapsco Bancorp 2004 Stock Option and Incentive Plan. Such amounts will be settled upon termination of service with 449 and 559 shares of common stock for Directors Bozel and Hoffman, respectively.
(2)	As of June 30, 2008, the Company’s directors had options to purchase shares of common stock as follows: Mr. O’Neill – no options; Ms. Glaeser – 2,796 options; Mr. Ludwig – 2,796 options; Mr. Waters – no options; Mr. Bozel – no options; and Mr. Hoffman – no options.
(3)	Such amount consists of 1,293 shares of common stock awarded to Director Hoffman in lieu of cash fees. The number of shares awarded was equal to the fees foregone divided by the closing price for the common stock on the date the fees were earned. Mr. Hoffman elected to defer the receipt of such shares.

Each non-employee member of the Company’s Board of Directors receives a fee of $450 for each regular and special meeting attended of the Company’s Board of Directors and $250 for each meeting attended of a committee of either the Company’s or the Bank’s Board of Directors. The Chairman of the Board of Directors receives an additional $550 per month. No fees are paid for attendance at meetings of the Bank’s Board of Directors. In addition, directors of the Company and the Bank are paid an annual retainer based on years of service as directors. The annual retainer is $7,000 for 0-5 years of service as a director, $7,700 for 6-10 years of service, $8,400 for 11-15 years of services and $9,100 for 16 or more years of service. The Chairman of the Board of Directors receives a retainer that is 20% higher than the retainer he would otherwise receive based on years of service.

Non-employee directors also participate in Patapsco Bancorp’s 1996 Stock Option and Incentive Plan (“Option Plan”) and Patapsco Bancorp’s 2004 Stock Option and Incentive Plan (the “2004 Plan”). During the year ended June 30, 2009, no director received any awards under the Option Plan. Pursuant to the 2004 Plan, directors are permitted to elect to receive shares of Company common stock in lieu of some or all of their cash Board of Directors fees, with the value of the shares received equal to the fees that otherwise would have been received. Directors may elect to receive their shares quarterly or to defer receipt of the shares until after termination of service as a director. During the year ended June 30, 2009, Director Hoffman was credited with 1,293 shares of common stock in lieu of cash Board of Directors fees, and he elected to defer the receipt of the shares.

AUDIT RELATED MATTERS

Report of the Audit Committee

The Company’s management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (AICPA, Professional Standards, Vol. 1), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the firm’s independence from the Company and its management. In concluding that the independent registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in their report, express an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2009 for filing with the Securities and Exchange Commission. The Audit Committee also has approved the selection of the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2010.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

OF PATAPSCO BANCORP, INC.

Nicole N. Glaeser, Chairperson

Gary R. Bozel

Thomas P. O’Neill

AUDITOR AND OTHER FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Beard Miller Company LLP (“Beard Miller”) served as the Company’s independent registered public accounting firm for the 2009 fiscal year, and the Audit Committee of the Board of Directors has renewed the Company’s arrangements with Beard Miller to be the Company’s independent registered public accounting firm for the 2010 fiscal year. A representative of Beard Miller will be present at the meeting to respond to stockholders’ questions and will have an opportunity to make a statement if he or she so desires.

For the years ended June 30, 2009 and 2008, the Company was billed by Beard Miller for fees aggregating $91,256 and $146,254, respectively. Such fees were comprised of the following:

Audit Fees. The aggregate fees billed for the audit of the Company’s annual financial statements and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q were $70,736 and $73,790 for the fiscal years ended June 30, 2009 and 2008, respectively.

Audit-Related Fees. There were $940 and $62,500 of fees billed for audit-related services for the fiscal years ended June 30, 2009 and 2008, respectively.

Tax Fees. The aggregate fees billed for tax services for the fiscal years ended June 30, 2009 and 2008 were $19,580 and $9,969, respectively. For the fiscal years ended June 30, 2009 and 2008, these fees related to the preparation of federal and state income tax returns.

All Other Fees. No fees were billed by the Company’s independent registered public accounting firm for services not included above for the fiscal years ended June 30, 2009 and 2008.

Pre-Approval of Services by the Independent Registered Public Accounting Firm

The Audit Committee does not have a policy for the pre-approval of non-audit services to be provided by the Company’s independent registered public accounting firm. Any such services would be considered on a case-by-case basis. All non-audit services provided by the independent registered public accounting firm in fiscal years 2009 and 2008 were preapproved by the Audit Committee.

STOCK OWNERSHIP

The following table provides information as of September 14, 2009 about the persons known to the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Shares of Common Stock Outstanding (1)

Jeffrey L. Gendell Tontine Financial Partners, L.P. Tontine Management, L.L.C. Tontine Overseas Associates, L.L.C. 55 Railroad Avenue, 3rd Floor Greenwich, Connecticut 06830	141,385	(2)	7.58%

(1)	Based on 1,864,974 shares of Company common stock outstanding and entitled to vote as of September 14, 2009.
(2)	Pursuant to a joint Schedule 13G/A filed with the Securities and Exchange Commission by Tontine Financial Partners, L.P., Tontine Management, L.L.C., Tontine Overseas Associates, L.L.C. and Mr. Gendell on February 6, 2009. Tontine Financial Partners, L.P., Tontine Management, L.L.C., Tontine Overseas Associates, L.L.C. and Mr. Gendell reported shared voting and dispositive power with respect to 137,392 shares, and sole voting and dispositive power with respect to 3,993 shares.

The following table sets forth information as of September 14, 2009 about the shares of Patapsco Bancorp common stock that may be considered to be beneficially owned by each director or nominee for director of the Company, by those executive officers of the Company listed in the Summary Compensation Table and all directors and officers of the Company as a group. A person may be considered to beneficially own any shares of common stock over which he or she has directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, none of the shares listed are pledged as security and each of the listed individuals has sole voting and investment power with respect to the shares shown.

Name	Amount and Nature of Beneficial Ownership of Common Stock (1)		Percent of Shares of Common Stock Outstanding (2)
Directors:
Gary R. Bozel	62,137	(3)	3.33%
Michael J. Dee	42,560		2.27
Nicole N. Glaeser	22,182	(4)	1.19
J. Thomas Hoffman	28,717	(5)	1.54
Douglas H. Ludwig	18,985	(6)	1.02
Thomas P. O’Neill	51,806		2.78
William R. Waters	20,684	(7)	1.11

Named Executive Officers Who Are Not Directors:
Laurence S. Mitchell	11,786		0.63
William C. Wiedel, Jr	13,500		0.72
All executive officers and directors as a group (10 persons)	314,853		16.87

*	Less than 1.0%.
(1)	Amounts shown include 6,393, 2,796, 833 and 2,796 shares which may be acquired by Messrs. Dee, Ludwig and Mitchell and Ms. Glaeser, respectively, upon the exercise of options exercisable within 60 days of September 14, 2009.
(2)	Based on 1,864,974 shares of Company common stock outstanding and entitled to vote as of September 14, 2009, plus the number of shares that each person or the group may acquire within 60 days by exercising stock options.

(3)	Includes 21,609 shares owned by partnerships in which Mr. Bozel is involved and 575 shares held by Mr. Bozel’s spouse’s IRA.
(4)	Includes 489 shares held by Ms. Glaeser as custodian for her child.
(5)	Includes 2,163 shares owned by Mr. Hoffman’s spouse.
(6)	Includes 1,392 shares held by Mr. Ludwig’s spouse’s IRA.
(7)	Includes 2,994 shares owned by Mr. Waters’ spouse.

ITEMS TO BE VOTED ON BY STOCKHOLDERS

Item 1 – Election of Directors

The Company’s Board of Directors currently consists of seven members. However, Director Douglas H. Ludwig is retiring effective at the annual meeting, and the Board of Directors has acted to reduce the number of directors constituting the Board of Directors to six, effective at the annual meeting. The Company’s Articles of Incorporation require that directors be divided into three classes, as nearly equal in number as possible, with approximately one-third of the directors elected each year. As a result of Director Ludwig’s retirement, the Board of Directors will be left with an unequal number of directors in each class. Therefore, Director Waters has resigned from the class of 2010 and the Board of Directors has nominated Director Waters for election as a director at the annual meeting to serve for a two-year term or until his successor has been elected and qualified. In addition, two directors will be elected at the annual meeting to serve for three-year terms or until their respective successors have been elected and qualified. The nominees for three-year terms are Nicole N. Glaeser and J. Thomas Hoffman.

Unless you indicate on the proxy card that your shares should not be voted for certain nominees, the Board of Directors intends that the proxies solicited by it will be voted for the election of all of the Board’s nominees. If any nominee is unable to serve, the persons named in the proxy card would vote your shares to approve the election of any substitute proposed by the Board of Directors, or the size of the Board of Directors may be reduced to eliminate the vacancy. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

Information regarding the Board of Directors’ nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated for each individual is as of June 30, 2009. The indicated period of service as a director includes the period of service as a director of the Bank.

Board Nominees for Terms Ending in 2012

Nicole N. Glaeser is Budget Director for the Baltimore County Policy Department, a position she has held since 1988. On a part-time basis, Ms. Glaeser is a practicing attorney and is also a Certified Public Accountant. Age 51. Director since 1993.

J. Thomas Hoffman is a self-employed financial consultant in Towson, Maryland. Mr. Hoffman is also a registered representative with Signator Investors, Inc. He served as Secretary of the board of directors of Northfield Federal Savings Bank from 1983 to 1998. He also served as Secretary for Northfield Bancorp, Inc. from 1998 to 2000. He is a member of the Towson Business Association, Building Congress and Exchange and the American Subcontractors Association where he sits on the board. He is a member of various trade organizations associated with his profession. Age 61. Director since 2000.

Board Nominee for a Term Ending in 2011

William R. Waters is the President and owner of Bel Air Medicine Inc., which trades as The Medicine Shoppe, and, until January 2004, was the owner of Bel Air Pontiac in Bel Air, Maryland. He is a member of the advisory board of Donahue-Hart and Associates, an insurance and financial services company located in Bel Air, Maryland. He was formerly a member of the Board of Directors of The Patapsco Bank’s predecessor organization, Patapsco Federal Savings and Loan Association, from 1984 to 1994. Age 66. Director since 1999.

Directors with Terms Ending in 2010

Michael J. Dee was appointed President and Chief Executive Officer of the Company and the Bank in October 2006. He Joined the Company in May 1999 as its Chief Financial Officer and Controller. From September 1997 to May 1999, Mr. Dee was Vice President of Management Accounting for Sandy Spring National Bank of Maryland. From May 1995 to October 1997, Mr. Dee was the Manager of Financial Planning and Analysis with United Press International in Washington, DC. From December 1989 to March 1995, Mr. Dee was employed by The Bank of Baltimore and its successors, First Fidelity Bank, N.A. and First Union Bank, in a variety of financial positions. Mr. Dee is a Certified Management Account. Age 49. Director since 2008.

Gary R. Bozel is the managing principal of Gary R. Bozel & Associates P.A., a certified public accounting firm in Towson, Maryland. Mr. Bozel served as the Chairman of the Board of Northfield Bancorp, Inc. from March 1998 to November 2000 and as the Chairman of the Board of Northfield Federal Savings Bank from 1996 to November 2000. He also served as the President of Northfield Federal Savings Bank from 1993 to 1996. Mr. Bozel is a member of the board of directors and finance committee of the Towson Golf and Country Club. Age 51. Director since 2000.

Director with a Term Ending in 2011

Thomas P. O’Neill was named Chairman of the Board of Directors of the Company and the Bank in August 1999 and has been a director since 1995. He is a managing director of RSM McGladrey, Inc. Formerly, he was the managing partner of the regional accounting firm of Wolpoff & Company LLP, which merged with American Express Tax and Business Services in 1998. He joined Wolpoff as a staff accountant in 1974 and became a partner in 1983. Mr. O’Neill is a member of the American Institute of Public Accountants and the Maryland Association of Certified Public Accountants. He has served on the boards of many charitable and civic groups. Age 56. Director since 1995.

Item 2 – Advisory Vote on Executive Compensation

The American Recovery and Reinvestment Act of 2009 requires the Company to permit a non-binding advisory vote on the compensation of the Company’s named executive officers, as described in the tabular disclosure regarding named executive officer compensation and the accompanying narrative disclosure in this proxy statement, during the period in which any obligation arising from the Company’s participation in the Troubled Asset Relief Program (“TARP”) Capital Purchase Program remains outstanding.

This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to endorse or not endorse the Company’s executive pay program and policies through the following resolution:

“Resolved, that the shareholders approve the compensation of the named executive officers, as described in the tabular disclosure regarding named executive officer compensation and the accompanying narrative disclosure in this proxy statement.”

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information concerning total compensation earned or paid by the Company to the Chief Executive Officer and the two most highly compensated executive officers other than the Chief Executive Officer who received compensation totaling $100,000 or more during the year ended June 30, 2009.

Name and Principal Position	Year		Salary ($)	Bonus ($)		Stock Awards ($)(1)	All Other Compensation ($)(2)(3)	Total ($)
Michael J. Dee President and Chief Executive Officer	2009 2008		$175,000 164,138	$	— 10,938	$4,998 —	$17,950 14,090	$197,948 189,166

Laurence S. Mitchell Senior Vice President – Lending	2009 2008		135,278 118,547		— 5,000	16,068 17,521	9,219 9,433	160,565 150,501

William C. Wiedel, Jr Senior Vice President – Chief Financial Officer	2009 2008	(4)	$145,100 41,000		— 2,188	3,550 —	9,560 485	159,100 43,673

(1)	Reflects the dollar amount recognized for financial statement reporting purposes in accordance with SFAS 123(R). Amounts are calculated using the closing stock price of each award on the date of grant. When shares become vested the recipient will also receive an amount equal to accumulated cash and stock dividends (if any) paid with respect thereon, plus earnings thereon. For fiscal 2009, accumulated cash dividends equaled $2,014 and $165 for Messrs. Mitchell and Wiedel, respectively.
(2)	Does not include the aggregate amount of perquisites and other benefits, which was less than $10,000.
(3)	For fiscal year 2009, consists of $11,950, $9,219 and $9,560 of matching contributions under the Bank’s 401(k) plan for the benefit of Messrs. Dee, Mitchell and Wiedel respectively and $6,000 in a car allowance for Mr. Dee.
(4)	Mr. Wiedel began employment on March 31, 2008.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options and stock awards that have not vested for each named executive officer outstanding as of June 30, 2009.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Michael J. Dee	6,393	$6.29	8/1/2012	—	$—
Laurence S. Mitchell	833	6.29	8/1/2012	3,357	11,414
William C. Wiedel, Jr.	—	—	—	1,500	5,100

(1)	With respect to Mr. Mitchell, 3,357 shares vest on November 7, 2009. With respect to Mr. Wiedel, 1,500 will vest on July 14, 2011.
(2)	Based upon the Company’s closing stock price of $3.40 on June 30, 2009.

Employment Agreement

On May 13, 2008, the Bank entered into a three-year term employment agreement with Michael J. Dee, its President and Chief Executive Officer. The term of the agreement will automatically extend for an additional day each day so that the term always remains 36 months so long as Mr. Dee is elected as President and Chief Executive Officer of the Bank as of the date of the meeting of the stockholders of the Company. The agreement provides for an annual base salary, which for 2009 was $175,000. The employment agreement also provides for participation in employee benefit plans and programs maintained by the Bank for the benefit of its employees, including discretionary bonuses, participation in medical, dental, disability and life insurance programs, retirement plans and certain fringe benefits described in the agreement, as well as a car allowance for Mr. Dee.

Pursuant to the employment agreement, upon termination of Mr. Dee’s employment for just cause (as defined in the agreement), he will receive no further compensation or benefits. If the Bank terminates Mr. Dee’s employment for a reason other than just cause, or if, upon proper notice, Mr. Dee resigns after the occurrence of specified circumstances that constitute constructive termination, Mr. Dee will receive a severance benefit equal to the sum of (i) the base salary that would have been paid to Mr. Dee for the remaining term of the agreement plus (ii) an additional 12 month’s base salary plus (iii) the value of the cost of obtaining all life, health, disability and other benefits that would have been available to Mr. Dee for the remaining term of the agreement. The Bank will make this payment to Mr. Dee in a lump sum within ten days of his termination of employment. Under the agreement, grounds for constructive discharge include a relocation by more than 15 miles, a material reduction in his base compensation, a failure on the part of the Bank to provide Mr. Dee with substantially similar compensation and benefits, an assignment of materially different duties and responsibilities, a failure to re-elect Mr. Dee to the Board of Directors of the Bank (if he is serving on the Board of Directors at that time), and a material diminution in his responsibilities or authority.

Under the agreement, if Mr. Dee’s employment with the Bank is terminated without his consent and not for just cause in connection with or within 12 months after a change in control (as defined in the agreement), the Bank will pay Mr. Dee a severance payment equal to the difference between (i) the product of 2.99 times his base amount (as defined under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”)) and (ii) the value of all parachute payments (as determined under Section 280G of the Code) received by him. The Bank will make the same severance payment to Mr. Dee if, upon giving proper notice, he voluntarily terminates his employment with the Bank within 12 months of a change in control for reasons specified in the agreement that constitute a constructive discharge. Section 280G of the Code provides that severance payments that equal or exceed three times an individual’s base amount are deemed to be “excess parachute payments” if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of the payment in excess of the base amount, and the employer may not deduct such amount for federal tax purposes. Mr. Dee’s employment agreement limits payments made to him in connection with a change in control to an amount that will not exceed the limits imposed by Section 280G of the Code.

Severance Agreements

The Bank has entered into Amended and Restated Severance Agreements (the “Severance Agreements”) with Officers Mitchell and Wiedel (collectively, the “Employees”) that have terms ending on the earlier of (a) 24 months after their most recent effective or renewal date, and (b) the date on which the Employee terminates employment with the Bank. The Severance Agreement for Mr. Mitchell was amended as of September 30, 2008 for purposes of complying with Section 409A of the Internal Revenue Code. On each annual anniversary date from the date of commencement of the Severance Agreements, the term of the Severance Agreements may be extended for additional one-year periods beyond the then effective expiration date, provided that the Employee is elected an officer of the Bank at a meeting of the Bank’s Board of Directors held on the date of the Company’s annual meeting of stockholders called for the purpose of electing the officer position which the Employee holds. An Employee becomes entitled to collect severance benefits under the Severance Agreement in the event of the Employee’s (a) voluntary termination of employment within 24 months following a change of control, or (b) involuntary termination of employment for any reason other than for cause in connection with or within 24 months of any change in control of the Company and the Bank. Mr. Mitchell, is also entitled to collect severance benefits under the Severance Agreement within 90 days following the occurrence of certain specified events that generally reduce his compensation or responsibilities. In the case of Mr. Wiedel, he is entitled to collect severance benefits under the Severance Agreement following the occurrence of certain specified events, if not consented to in advance, that generally reduce his compensation or responsibilities.

In the event an Employee becomes entitled to receive severance benefits, the Employee will be paid an amount equal to his base salary and bonus paid in the prior calendar year, but in no event greater than the difference between (i) the product of 2.99 times each Employee’s “base amount” as defined in Section 280G(b)(3) of the Code, and (ii) the sum of any other parachute payments (as defined in Section 280G(b)(2) of the Code) that the Employee receives on account of the change in control. The Severance Agreements provide that any sum owed to the Employee shall be paid in one lump sum within ten days of such termination.

In connection with the Company’s participation in the Troubled Asset Relief Program (“TARP”) Capital Purchase Program, each of Messrs. Dee, Mitchell and Wiedel (1) agreed to comply with the TARP Capital Purchase Program rules on senior executive officer compensations and benefits; and (2) acknowledged that in the event of a change in control, any severance payments paid to the executive (including “golden parachute” agreements) may be reduced as necessary to comply with the TARP Capital Purchase Program limits.

Further, the recently enacted American Recovery and Reinvestment Act of 2009 required the Department of the Treasury to establish additional standards for executive compensation for participants in the TARP Capital Purchase Program, such as the Company. These standards must include a prohibition on making any severance payment to Messrs. Dee, Mitchell and Wiedel, and a prohibition on paying or accruing any bonus, retention award or incentive compensation to Mr. Dee, other than certain restricted stock awards. These new compensation standards may require the named executive officers to forego all of the payments described below or to receive a lesser amount than what is permitted under the existing contracts or plans.

OTHER INFORMATION RELATING TO DIRECTORS AND EXECUTIVE OFFICERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on the Company’s review of the copies of the reports it has received and written representations provided to it from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in Patapsco Bancorp common stock during the fiscal year ended June 30, 2009, with the exception of one late filing by Mr. Bozel, representing six transactions.

Transactions with Related Persons

The Bank offers loans to its directors and officers. Under current law, the Bank’s loans to directors and executive officers are required to be made on substantially the same terms, including interest rates, as those prevailing for comparable transactions and must not involve more than the normal risk of repayment or present other unfavorable features. Furthermore, all loans to such persons must be approved in advance by a disinterested majority of the Board of Directors. All loans made by the Bank to its directors and executive officers and members of their immediate families were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to the Bank, and did not involve more than the normal risk of collectibility or present other unfavorable features. Furthermore, all loans to such persons must be approved in advance by a disinterested majority of the Board of Directors. At June 30, 2009, the Bank’s loans to directors and executive officers totaled $509,000, or 2.58%, of stockholders’ equity.

SUBMISSION OF BUSINESS PROPOSALS AND STOCKHOLDER NOMINATIONS

Under the Company’s Articles of Incorporation, stockholder proposals must be submitted in writing to the Secretary of the Company at the address stated later in this paragraph no less than 30 days nor more than 60 days prior to the date of such meeting; provided, however, that if less than 40 days’ notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Company not later than the close of business on the tenth day following the day on which notice of the meeting was mailed to stockholders. For consideration at this year’s annual meeting, a stockholder proposal must be delivered or mailed to the Company’s Secretary no later than October 12, 2009. In order to be eligible for inclusion in the Company’s proxy materials for next year’s annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at the Company’s main office at 1301 Merritt Boulevard, Dundalk, Maryland 21222-2194, no later than June 4, 2010. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

BOARD POLICIES REGARDING STOCKHOLDER COMMUNICATIONS

AND ATTENDANCE AT ANNUAL MEETINGS

The Board of Directors maintains a process for stockholders to communicate with the Board of Directors. Stockholders wishing to communicate with the Board of Directors should send any communication to Douglas H. Ludwig, Secretary, Patapsco Bancorp, Inc., 1301 Merritt Boulevard, Dundalk, Maryland 21222-2194. All communications that relate to matters that are within the scope of the responsibilities of the Board of Directors and its committees are to be presented to the Board of Directors no later than its next regularly scheduled meeting. Communications that relate to matters that are within the responsibility of one of the committees of the Board of Directors are also to be forwarded to the Chair of the appropriate committee. Communications that relate to ordinary business matters that are not within the scope of the Board of Directors’ responsibilities, such as customer complaints, are to be sent to the appropriate officer. Solicitations, junk mail and obviously frivolous or inappropriate communications are not to be forwarded, but will be made available to any director who wishes to review them. Directors are expected to prepare themselves for and to attend all Board of Directors meetings, the annual meeting of stockholders and the meetings of the committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting. All of Patapsco Bancorp’s directors attended the 2008 annual meeting of stockholders.

MISCELLANEOUS

The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

The Company’s 2009 Annual Report to Stockholders, including financial statements, is being mailed to all stockholders of record as of the close of business on September 22, 2009. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. Such Annual Report is not to be treated as a part of the proxy solicitation materials or as having been incorporated herein by reference.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2009 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO EACH STOCKHOLDER AS OF SEPTEMBER 22, 2009 UPON WRITTEN REQUEST TO THE SECRETARY OF PATAPSCO BANCORP, INC., 1301 MERRITT BOULEVARD, DUNDALK, MARYLAND 21222-2194.

BY ORDER OF THE BOARD OF DIRECTORS

DOUGLAS H. LUDWIG
Secretary

Dundalk, Maryland

October 2, 2009

REVOCABLE PROXY

PATAPSCO BANCORP, INC.

☒	PLEASE MARK VOTES			Vote For All Nominees	Vote Withheld	For all Except (see instructions below)
AS IN THIS EXAMPLE

ANNUAL MEETING OF STOCKHOLDERS November 5, 2009		1.	The election as directors of all nominees listed below (except as marked to the contrary below).	☐	☐	☐

The undersigned hereby appoints                      with full powers of substitution, to act as proxies for the undersigned, to vote all shares of Common Stock of Patapsco Bancorp, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at the office of The Patapsco Bank, located at 1301 Merritt Boulevard, Dundalk, Maryland 21222, on Thursday, November 5, 2009 at 5:00 p.m., local time, and at any and all adjournments thereof, as follows.

For a three-year term expiring in 2012: Nicole N. Glaeser J. Thomas Hoffman For a two-year term expiring in 2011: William R. Waters
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.
				For	Against	Abstain
		2.	The approval of the compensation of the named executive officers.	☐	☐	☐

The Board of Directors recommends a vote “FOR” each of the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES AND THE OTHER PROPOSAL STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE ANNUAL MEETING.

Please be sure to sign and date this Proxy in the box below.	Date

Stockholder sign above	Co-holder (if any) sign above

Detach above card, sign, date and mail in postage-prepaid envelope provided.

PATAPSCO BANCORP, INC.

Dundalk, Maryland

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the above signed be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

Please sign exactly as your name appears on the envelope in which this form of proxy was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of Notice of the Annual Meeting, a Proxy Statement dated October 2, 2009 and an Annual Report to Stockholders.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ACCOMPANYING POSTAGE-PREPAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.